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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported)       April 6, 1998


                               WMS INDUSTRIES INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                        1-8300                        36-2814522
(State or Other Jurisdiction      (Commission File Number)     (IRS Employer Identification No.)
     of Incorporation)


                          3401 NORTH CALIFORNIA AVENUE
                             CHICAGO, ILLINOIS 60618
               (Address of Principal Executive Offices) (Zip Code)


             Telephone Number, Including Area Code    773-961-1111



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Item 2. Disposition of Assets.

     On April 6, 1998, the Registrant completed the spin-off of its video game business conducted by Midway Games Inc. ("Midway") through the distribution (the "Distribution") to the Registrant's stockholders of all 33,400,000 shares of Midway common stock, par value $.01 per share ("Midway Common Stock"), held by the Registrant. Previously, WMS sold shares representing approximately 13.25% of the outstanding Midway Common Stock in an initial public offering in October 1996. As a result of Midway's initial public offering and the Distribution, the Registrant no longer owns any shares of Midway Common Stock.

     Holders of the Registrant's common stock, par value $.50 per share ("WMS Common Stock"), received a pro-rata, tax-free dividend of 1.19773 shares of Midway Common Stock for every share of WMS Common Stock owned at the close of business on March 31, 1998 (the "Record Date"). No consideration was paid by such holders. The distribution ratio used to compute the number of shares of Midway Common Stock distributed for each share of WMS Common Stock held (the "Distribution Ratio") reflects 27,886,021 shares of WMS Common Stock outstanding on the Record Date. Fractional shares were aggregated and sold in the open market on April 6, 1998, the net proceeds of which were mailed pro rata to the stockholders entitled to the fractional share interests. Information about the transaction was mailed to the Registrant's stockholders on April 6, 1998 disclosing the Distribution Ratio, the fractional share treatment and the Distribution's expected tax consequences.

     In connection with the Distribution, Neil D. Nicastro resigned as President, Chief Executive Officer and Chief Operating Officer of the Registrant and Louis J. Nicastro, Chairman of the Board of the Registrant, now serves the Registrant additionally as President, Chief Executive Officer and Chief Operating Officer.

     In addition, the Registrant's stockholders on April 6, 1998 received a dividend of one stock purchase right for each outstanding share of WMS Common Stock held on April 6, 1998. The terms of the rights are set forth in a Rights Agreement dated as of March 5, 1998 between the Registrant and The Bank of New York, as rights agent, and the summary of such terms is incorporated herein by reference to the section "ANTI-TAKEOVER PROPOSALS -- The Anti-Takeover Amendments -- Rights Agreement" in the Company's definitive Proxy Statement as filed with the Securities and Exchange Commission on December 12, 1997.

Item 7. Pro Forma Financial Information and Exhibits.

Pro Forma Financial Information.

     Commencing with the Registrant's financial statements for the fiscal year ended June 30, 1997, the Registrant reported its interests in the video game business as discontinued operations.



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Accordingly, the Registrant previously reported the information required pursuant to Article 11 of Regulation S-X with respect to the Distribution in previous filings with the Securities and Exchange Commission.


Exhibits.
---------
     1    Employment Agreement, dated as of April 6, 1998, between the
          Registrant and Louis J. Nicastro.

     2    Severance Agreement, dated March 5, 1998, between the Registrant and
          Neil D. Nicastro.

     3    Consulting Agreement, dated March 5, 1998, between the Registrant and
          Neil D. Nicastro.

     4    Form of Rights Agreement, dated as of March 5, 1998, between the
          Registrant and The Bank of New York, as rights agent (incorporated herein by reference to the Form 8-A (File No. 1-8300) filed with the Securities and Exchange Commission on March 26, 1998).

     5    Press release, dated April 6, 1998.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               WMS INDUSTRIES INC.

April 16, 1998                                 By: /s/ Orrin J. Edidin
                                                  ---------------------------
                                                   Orrin J. Edidin
                                                   Vice President, Secretary
                                                   and General Counsel



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                                INDEX TO EXHIBITS

EXHIBIT.  DESCRIPTION.
-------   ------------
     1    Employment Agreement, dated as of April 6, 1998, between the
          Registrant and Louis J. Nicastro.

     2    Severance Agreement, dated March 5, 1998, between the Registrant and
          Neil D. Nicastro.

     3    Consulting Agreement, dated March 5, 1998, between the Registrant and
          Neil D. Nicastro.

     5    Press release, dated April 6, 1998.

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